Exhibit 99.2

Chuck Greener	Janis Smith
202-752-2616	202-752-6673

3466

February 23, 2005

Statement by Fannie Mae
Update on Capital Plan and Accounting Issues

Fannie Mae’s management team is committed to work with our regulator, our Board of Directors, our external auditor and our Board’s independent counsel to complete the ongoing reviews, complete the restatement and re-audit process, and strengthen our operations to ensure we can continue to achieve our mission in a safe and sound manner. As this process continues, Fannie Mae will continue to provide periodic updates and announcements on key actions and significant information emerging from the reviews.

Fannie Mae has been working closely with OFHEO to fulfill the terms of the September 27, 2004 agreement and to cooperate with the agency’s continuing special examination of the company’s accounting policies and practices and internal controls. The Board of Directors, in concert with independent counsel engaged by the Board (the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP), and management also continue to make progress on internal reviews as the company works through the restatement of its financial statements. In parallel, new management is undertaking a complete reorganization of the accounting function and a bottom-up review of accounting policies and controls.

Fannie Mae has received approval by OFHEO of the company’s proposed capital restoration plan. In addition, OFHEO also has notified Fannie Mae of several issues regarding accounting policies, internal controls and financial reporting processes that the agency has identified in its ongoing special examination.

Last December, after classifying Fannie Mae as significantly undercapitalized, OFHEO directed the company to submit a capital restoration plan that would provide for compliance with its minimum capital requirement, as well as a 30 percent capital surplus. Fannie Mae formally began its capital restoration program last December by issuing $5 billion in preferred stock. In addition, the company reduced its first quarter 2005 common stock dividend by 50 percent to accelerate capital restoration.

Fannie Mae worked with OFHEO to develop and submit a proposed capital restoration plan, and having obtained the agency’s approval, the company will work closely and cooperatively with OFHEO to carry out the requirements of the plan.

Under the OFHEO-approved plan, Fannie Mae intends to achieve the 30 percent capital surplus by September 30, 2005 through 1) managing total balance sheet asset size by reducing the portfolio principally through normal mortgage liquidations in order to limit overall minimum capital requirements; and 2) increasing core capital through retained earnings, including cost-cutting efforts to augment capital accumulation.

The plan assumes no increase in the company’s common stock dividend from its current level. As OFHEO directed, the plan also incorporates a formal process of monitoring and reporting to the agency on Fannie Mae’s progress in carrying out the plan. (A summary of the capital restoration plan is attached.)

OFHEO also has notified Fannie Mae’s Board of Directors and management of several accounting and internal control issues and questions the agency has identified in its ongoing special examination, and directed that these matters be included in the internal reviews by Fannie Mae’s board and management and reviewed by the company’s external auditor. OFHEO indicated that it has not completed its review of all aspects of these issues, but has identified policies that it believes appear to be inconsistent with generally accepted accounting principles as well as internal control deficiencies that it believes raise safety and soundness concerns. The issues and questions pertain to the following areas: securities accounting, loan accounting, consolidations, accounting for commitments, and practices to smooth certain income and expense amounts. OFHEO also raised concerns regarding journal entry controls, systems limitations, and database modifications, as well as new developments relating to FAS 91. (A summary of the additional issues and questions raised in OFHEO’s special examination of Fannie Mae is attached.)

Fannie Mae’s Board and management are addressing the issues and questions raised by OFHEO. Fannie Mae will report to OFHEO regarding each of these issues, and will continue to work with OFHEO to resolve these matters as part of the company’s ongoing internal reviews and its restatement process.

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     Since December 2004, Fannie Mae has taken a number of significant actions in consultation with OFHEO to address deficiencies the regulator identified in the company’s financial reporting and accounting systems and controls. These actions include:

➢	Engagement of a new external auditor, Deloitte & Touche LLP;

➢	Personnel changes in the Controller’s Office and Internal Audit department;

➢	Organizational changes in the Controller’s Office and the undertaking of enhancements to the Internal Audit function;

➢	A series of meetings with OFHEO and Deloitte & Touche to identify particular areas for review during the restatement process.

Pursuant to the September 27, 2004 agreement, Fannie Mae will submit to OFHEO by February 25, 2005 a plan to fundamentally restructure and strengthen the company’s financial and risk management organization. Fannie Mae already has appointed an interim Chief Risk Officer, and under the proposed reorganization will appoint a Chief Compliance and Ethics Officer reporting to the Chief Executive Officer.

Management has initiated a comprehensive review of accounting routines and controls, the financial reporting process and the application of generally accepted accounting principles. The issues OFHEO has identified described above, as well as issues identified by management and/or Deloitte & Touche, will be reviewed, restated where necessary and submitted to Deloitte & Touche for review as part of its audit. The company is committed to informing OFHEO, Paul Weiss, and Deloitte & Touche of our work on these matters, including the company’s approach to completing the restatement, realigning financial control and audit functions and overhauling reporting systems.

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This statement and the attached summary of Fannie Mae’s Capital Restoration Plan include forward-looking statements, including statements regarding Fannie Mae’s compliance with and results under the Capital Restoration Plan. These statements are based on beliefs and assumptions by the company’s management, and on information currently available to management. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to, the progress and outcome of the company’s financial restatement, adjustments to the company’s financials resulting from the re-audit by the company’s new auditors, the market for the company’s products and services and competition in the markets in which the company operates, the success of Fannie Mae’s cost-cutting efforts, the outcome of the investigation being conducted by independent counsel on behalf of the company’s Board of Directors, and unanticipated expenses that result from the foregoing.

Capital Restoration Plan Summary

On December 21, 2004, the Office of Federal Housing Enterprise Oversight (“OFHEO”) classified Fannie Mae as significantly undercapitalized as of September 30, 2004. The agency directed the company to submit a capital restoration plan that would (a) achieve the company’s minimum capital requirements; and (b) provide for a 30 percent capital surplus by September 30, 2005. (After submission of the capital plan and discussion with OFHEO, the agency extended the deadline for meeting the plan to September 30th from the June 30th date included in the September 27, 2004 agreement.) Pursuant to OFHEO’s directive, Fannie Mae submitted a Capital Restoration Plan to the agency and has obtained OFHEO’s approval of the plan. The plan was based on Fannie Mae’s estimate of its financial position as of December 31, 2004 taking into account previously announced financial statement items that require restatement. The restatement process may result in additional adjustments, perhaps material adjustments, to prior and current period financial results that are not reflected in the plan.

Highlights of the Capital Restoration Plan

Fannie Mae formally began its capital restoration program on December 30, 2004 with the issuance of $5 billion in preferred stock. In addition, Fannie Mae reduced its first quarter 2005 common stock dividend by 50 percent explicitly to accelerate the company’s compliance with OFHEO’s direction to achieve a 30 percent minimum capital surplus.

Under the plan, Fannie Mae details how the company expects to meet both its minimum capital requirement on an ongoing basis, as well as achieve OFHEO’s 30 percent surplus capital requirement by September 30, 2005. The plan assumes no increase in the company’s common stock dividend from its current level and would achieve the capital goal through two key elements:

➢	Managing total balance sheet asset size by reducing the portfolio principally through normal mortgage liquidations, in order to limit overall minimum capital requirements;

➢	Increasing core capital through retained earnings, including cost-cutting efforts to augment capital accumulation.

The Capital Restoration Plan provides for a small “cushion” of capital above the 30 percent surplus on September 30, 2005 as a contingency against events that might affect the company’s ability to achieve the 30 percent surplus level. Should this capital surplus cushion be insufficient to cover extraordinary events, the plan also includes other contingency measures to provide additional capital, such as reductions in mortgage portfolio balances, additional preferred stock issuance, and, as a last resort, a further reduction of the common stock dividend. Mark-to-market fluctuations in interest rate derivatives used to hedge the mortgage portfolio, but not in hedge accounting relationships, may cause volatility in capital account balances.

Cost-control actions

Given the key role that retained earnings play in restoring capital, OFHEO has directed that the plan also incorporate a discussion and analysis of Fannie Mae’s commitment to assess and implement appropriate cost-cutting actions. Cost-control actions began in January with the nonpayment of 2004 non-salary cash awards for senior management. Fannie Mae also has canceled plans to develop major new corporate facilities at Waterside Mall in Southwest Washington, DC, eliminating significant future acquisition and infrastructure costs. In addition, the company will sharply curtail its corporate advertising campaign and use of political consultants. To identify further cost reductions and savings, Fannie Mae’s interim Chief Financial Officer has established a comprehensive review of current and planned expenditures associated with ongoing business operations.

Process and Controls Surrounding Plan Implementation

As OFHEO directed, Fannie Mae will institute a formal process of monitoring and reporting regularly to the agency on the company’s progress in carrying out the capital plan, maintaining the required capital levels and undertaking any contingency measures that may be necessary. At a minimum, weekly meetings will continue with OFHEO staff to review internal documents and customized reports that highlight several key matters, including recent market conditions and business activity.

Conclusion

Fannie Mae believes that the Capital Restoration Plan approved by OFHEO will allow the company to meet its minimum capital requirement, as well as OFHEO’s required 30 percent surplus by the September 30, 2005 deadline. Indeed, Fannie Mae’s Board and management believe that by tightly controlling balance sheet size, and applying additional retained earnings to capital, the company could exceed the surplus capital goal with a cushion for contingencies.

The Board of Directors and management of Fannie Mae appreciate the assistance of OFHEO in developing the plan. Fannie Mae is committed to working closely and cooperatively with OFHEO as the company carries out the plan. Fannie Mae will seek OFHEO’s input and approval at the earliest stages possible for actions provided under the plan, as well as for any additional or contingency actions that may be needed. More broadly, Fannie Mae will keep OFHEO apprised of all significant business actions and changes in market conditions that might affect the company’s capital position. The Board and management are committed to building a strong and productive working relationship that extends well beyond the restoration of Fannie Mae’s capital and other elements of our September 27, 2004 Agreement.

Summary of Additional Issues and Questions
Raised in OFHEO’s Special Examination of Fannie Mae

In the course of its ongoing special examination, OFHEO has communicated to Fannie Mae’s Board of Directors and management additional issues relating to Fannie Mae’s accounting policies and practices and internal controls. OFHEO indicated that it has not completed its review of all aspects of these issues, but has identified policies that it believes do not appear to be consistent with generally accepted accounting principles, as well as internal control deficiencies that it believes raise safety and soundness concerns. OFHEO has advised Fannie Mae’s Board of Directors and management that these matters should be included in the internal reviews being conducted by management and the Board and should be reviewed by Fannie Mae’s external auditor, with a report of the findings to OFHEO.

The issues are summarized below:

Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities (“FAS 115”). OFHEO has questioned Fannie Mae’s compliance with the requirements of FAS 115 for designating when mortgage-backed securities purchased for Fannie Mae’s investment portfolio are designated as “held-to-maturity” or “available-for-sale.” Specifically, OFHEO raised concerns about the timing of Fannie Mae’s designation and about whether certain designations or redesignations subsequent to acquisition should be accounted for as transfers of securities from one such class to another.

Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“FAS 140”). Fannie Mae regularly enters into agreements pursuant to which it sells mortgage-backed securities and agrees to repurchase substantially similar securities at a later date. These agreements are referred to as “dollar-roll repurchase agreements.” Under FAS 140, Fannie Mae accounts for these transactions as secured lending transactions rather than sales of the underlying mortgage-backed securities, because Fannie Mae is entitled and obligated to repurchase these securities, or substantially similar securities, before maturity. Some of the securities involved in these transactions are mortgage-backed securities classified as held-to-maturity. If the requirements of FAS 140 are not met, then the transaction must be recorded as a sale of a held-to-maturity security. If there are recurring sales of held-to-maturity securities, it is possible that all securities classified as held-to-maturity could be required to be reclassified as available-for-sale.

OFHEO raised questions about Fannie Mae’s policies and procedures for determining whether securities qualify as “substantially similar ” to those sold under FAS 140, as well as Fannie Mae’s monitoring of these transactions for compliance with the requirements of FAS 140 and Fannie Mae’s policies and procedures regarding when it must be determined that a dollar-roll repurchase transaction has failed to occur as anticipated, and therefore has failed to qualify under FAS 140 for treatment as secured financing instead of as a sale.
OFHEO also raised questions regarding whether Fannie Mae adequately monitors the collateral in these transactions and Fannie Mae’s compliance with its policies with regard to ensuring the return of substantially similar securities. OFHEO also questioned Fannie Mae’s practice for recognizing failed deliveries under the contracts.

Financial Accounting Standard No. 65, Accounting for Certain Mortgage Banking Activities (“FAS 65”). Fannie Mae purchases mortgage loans from lenders, which are either securitized or retained as investments in the mortgage portfolio. The loans retained in the portfolio are classified as held-for-investment pursuant to Fannie Mae’s policies. The mortgage loans that are securitized are either sold to a third party or held in the portfolio. At the time Fannie Mae acquires mortgage loans, Fannie Mae identifies the loans that will be securitized and at the end of the month of acquisition such loans are classified as held-for-investment or held-for-sale, depending upon the intent for the securities to be created.

OFHEO has identified issues relating to Fannie Mae’s classification of loans purchased for Fannie Mae’s portfolio as either held-for-investment or held-for-sale. Specifically, a systems upgrade in 2004 identified a long-standing practice of improperly designating all loans intended to be securitized as described above as held-for-investment. OFHEO has directed Fannie Mae to identify and properly record these loans, and has questioned whether Fannie Mae may treat loans acquired in the future as held-for-investment given these past systems errors.

Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) 51 (Financial Interpretation No. 46, or “FIN 46”). Fannie Mae uses Qualified Special Purpose Entities (QSPEs) to issue mortgage-backed securities. QSPEs are exempt from FIN 46 unless the company has the unilateral ability to liquidate or change the QSPE. Fannie Mae’s policy defines the unilateral ability to liquidate a QSPE as owning 100% of the pool. That policy also provides that wholly-owned pools of securities be transferred from available-for-sale investments to held-to-maturity investments or that we sell 1% of the wholly-owned pool to a third party. OFHEO has questioned whether this policy complies with the requirements of FIN 46 and whether these transfers have a valid business purpose.

Financial Accounting Standard No. 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities (“FAS 149”). Under FAS 149, Fannie Mae accounts for certain purchase and sale commitments of mortgage-related assets as derivatives. Fannie Mae applies cash flow hedge accounting to certain of these transactions. OFHEO has questioned the adequacy of Fannie Mae’s methodology, assumptions and documentation for applying cash flow hedge accounting to these transactions. OFHEO also questioned whether certain transactions have been accounted for inconsistently since the inception of FAS 149 on July 1, 2003.

Timing of Recognition of Certain Income and Expense Amounts. OFHEO has raised questions about Fannie Mae’s practice of recognizing interest expense on short-term debt instruments and interest income on certain liquid investments in a monthly ratable manner rather than pursuant to the contractual accrual convention, which had the effect of smoothing certain income and expense amounts. In addition, OFHEO has questioned whether Fannie Mae appropriately deferred recognizing the financial impact of implementing new systems or correcting estimation methodologies.

Controls and Procedures; Systems Limitations. OFHEO has raised a number of questions about Fannie Mae’s internal controls and systems, including questions relating to Fannie Mae’s procedures for preparing, reviewing, validating, authorizing and recording journal entries relating to amortization adjustments; reliance on software applications and systems relating to portfolio accounting that may be ill-suited or ill-equipped for their intended purposes; and controls surrounding database modifications.

Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“FAS 91”). OFHEO raised questions about Fannie Mae’s procedures relating to adjusting amortization factors for premiums, discounts, and other deferred purchase and guaranty fee price adjustments under FAS 91.

Fannie Mae’s management and Board of Directors are examining each of these issues and will report to, and work with, OFHEO to resolve these matters.